UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2011

Community Capital Corporation
 (Exact name of registrant as specified in its charter)

South Carolina	0-18460	57-0866395
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1402-C Highway 72, Greenwood, South Carolina	29649
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 941-8200

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 1, 2011, Park Sterling Corporation (the “Park Sterling”), the bank holding company for Park Sterling Bank, completed its acquisition by merger of Community Capital Corporation (the “Registrant”), the bank holding company for CapitalBank (the “Merger”). The Registrant merged with and into Park Sterling, with Park Sterling as the surviving entity. The Merger was completed pursuant to an Agreement and Plan of Merger dated as of March 30, 2011 (the “Merger Agreement”). Prior to entry into the Merger Agreement, no material relationship existed between the Registrant and Park Sterling and any of their respective affiliates.

Upon the closing of the Merger, each outstanding share of the Registrant’s common stock, other than shares held by the Registrant, Park Sterling or any of their respective wholly owned subsidiaries, was converted into the right to receive either (i) $3.30 in cash, (ii) 0.6667 of a share of Park Sterling common stock or (iii) a combination thereof, as elected by the Registrant’s shareholders and subject to the limitation that the total consideration would consist of 40% in cash and 60% in shares of Park Sterling common stock. Cash was paid in lieu of fractional shares. The aggregate merger consideration consisted of 4,024,269 shares of Park Sterling common stock and approximately $13.3 million in cash. Based upon the $3.85 per share closing price of Park Sterling’s common stock on October 31, 2011, the transaction value was approximately $28.8 million.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 31, 2011, the Registrant notified NASDAQ Stock Market LLC (“Nasdaq”) that the Merger would be effective at 12:01 a.m. on November 1, 2011. After the close of trading on October 31, 2011, Nasdaq filed with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to remove the Registrant’s common stock from listing on Nasdaq and withdraw the registration of the Registrant’s common stock under Section 12(b) of the Securities and Exchange Act of 1934, as amended. In connection with completion of the Merger, trading of the Registrant’s common stock on Nasdaq ceased before the opening of trading on November 1, 2011. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.03. Material Modifications to Rights of Security Holders.

Upon the completion of the Merger, outstanding shares of the Registrant’s common stock (other than shares held by the Registrant, Park Sterling, or any of their respective wholly owned subsidiaries) were converted into the right to receive (i) $3.30 in cash, (ii) 0.6667 of a share of Park Sterling common stock or (iii) a combination thereof. As described in the Registrant’s Current Report on Form 8-K filed October 27, 2011, the Merger and the Merger Agreement were approved by the Registrant’s shareholders at the special meeting of shareholders held on October 26, 2011. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.01. Changes in Control of Registrant.

Upon the completion of the Merger on November 1, 2011, the Registrant merged with and into Park Sterling and, accordingly, a change in control of the Registrant occurred. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 2.1	Agreement and Plan of Merger dated March 30, 2011 between the Registrant and Park Sterling (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed April 5, 2011).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2011

PARK STERLING CORPORATION,
successor to Community Capital Corporation

By: /s/ David L. Gaines
David L. Gaines
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 2.1	Agreement and Plan of Merger dated March 30, 2011 between the Registrant and Park Sterling (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed April 5, 2011).